Exhibit 99.1
ASX ANNOUNCEMENT
20 November 2008
SECOND HEARTWARE IMPLANT IN U.S. — FIRST IN KENTUCKY AT JEWISH HOSPITAL, LOUISVILLE
Framingham, MA and Sydney, Australia, 20 November 2008 — HeartWare International, Inc. (ASX: HIN) today announced that Jewish Hospital, Louisville, KY has become the second hospital to implant the HeartWare® Ventricular Assist System in the Company’s U.S. clinical trial.
The implant procedure was performed by Mark Slaughter, M.D., the Principal Investigator at Jewish Hospital. Dr. Slaughter is Professor of Surgery and Chief of the Division of Thoracic and Cardiovascular Surgery at the University of Louisville. He serves as the Director of the Heart Transplant and Mechanical Assist Device program at Jewish Hospital and the University of Louisville and is the Associate Medical Director of the Cardiovascular Innovation Institute.
“Our first use of the HeartWare® System was without incident,” said Dr. Slaughter. “The patient is a 49 year old male with a history of severe end stage heart failure. He responded positively to surgery and is recovering well. The pump is implanted in the pericardial space, eliminating the need for abdominal surgery and avoiding the need for a pump “pocket”. This facilitates a relatively quick procedure and should eliminate some of the risks associated with more invasive surgery.”
HeartWare President and CEO, Doug Godshall said, “We welcome Dr. Slaughter and his team to the HeartWare trial and look forward to their continued participation in the study. With several additional sites having now received approvals from their Institutional Review Boards, we expect a number of new sites to initiate implants alongside Washington Hospital Center and Jewish Hospital, Louisville over coming weeks.”
About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or Left Ventricular Assist Devices (LVADs), to treat patients suffering from advanced heart failure. HeartWare’s HVAD™ pump is the only full-output pump designed to be implanted in the chest, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has completed an international clinical trial for the device involving five investigational centres in Europe and Australia. The device is currently the subject of a 150-patient clinical trial in the United States for a Bridge-to-Transplant indication.

ASX Announcement — 20 November 2008
About Jewish Hospital
Jewish Hospital is an internationally renowned high-tech tertiary referral center developing leading-edge advancements in hand and microsurgery, heart and lung care, home care, rehab medicine (including sports medicine), orthopaedics, neuroscience, occupational health, organ transplantation and outpatient and primary care. Site of the world’s first and the nation’s only three successful hand transplants, and the world’s first and second successful AbioCor® Implantable Replacement Heart procedures, the hospital is also federally designated to perform all five solid organ transplants — heart, lung, liver, kidney and pancreas. In 2008, Jewish Hospital was recognized by U.S. News & World Report as one of the Best 50 Hospitals in the U.S. for Jewish Hospital is among the best in heart and heart surgery; neurology and neurosurgery; and respiratory disorders.

For further information:
www.heartware.com.au Howard Leibman Director Corporate Development HeartWare Limited Email. howard.leibman@heartware.com.au Tel. +61 2 9238 2064	US Investor Relations Matt Clawson Partner Allen & Caron, Inc. Email. matt@allencaron.com Tel. +1 949 474 4300
Barbara Mackovic Senior Manager, Media Relations Jewish Hospital barbara.mackovic@jhsmh.org 502-587-4230 or 502-641-5461
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2008, and those described in other reports filed from time to time with the SEC.

2